EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday,  March 16, 2016

Contact:  Tom Cherry, President

(804) 843-2360

C&F Financial Corporation

Appoints Chief Financial Officer

West Point, Va., March 16, 2016 – C&F Financial Corporation (NASDAQ:CFFI) announced today that its Board of Directors has appointed Jason E. Long to the position of Senior Vice President and Chief Financial Officer of C&F Financial Corporation (the “Corporation”) and its wholly-owned subsidiary, Citizens and Farmers Bank (the “Bank” or “C&F Bank”), effective March 15, 2016.  Mr. Long joined the Bank as a First Vice President in October 2014.  He succeeds Thomas F. Cherry as Chief Financial Officer, who was named President of the Corporation and the Bank in December 2014.

“We are extremely pleased to welcome Jason to the executive team at C&F,” said Tom Cherry, President. “He is a seasoned financial executive with a strong background in banking, leadership, and strategic and financial planning.  I am confident that Jason is the right person to assume the position as CFO and he will be a valuable addition to our executive team.”

Jason Long (36) will serve as the Corporation’s principal financial officer.  Prior to joining the Bank in October 2014, he had worked at Yount, Hyde, Barbour, P.C. for 12 years in numerous positions focusing on the financial services industry, most recently as Principal in the Richmond, Virginia office.  Mr. Long is a CPA and holds a Masters and Bachelor of Science degree in Accounting from Virginia Polytechnic Institute and State University.

About C&F Financial Corporation

C&F Financial Corporation is the parent of C&F Bank, which was founded in 1927 in West Point, Virginia, and is one of the oldest independent community banking organizations headquartered in Virginia. C&F Bank provides full-service banking to the eastern region of Virginia with 25 branch locations including the counties of Powhatan, Chesterfield, Cumberland, Middlesex, James City, New Kent, Hanover and Henrico, as well as the town of West Point and the cities of Williamsburg, Newport News, Hampton and Richmond.

EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday,  March 16, 2016

Contact:  Tom Cherry, President

(804) 843-2360

C&F Bank offers full investment services through its subsidiary C&F Wealth Management Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 13 offices located in Virginia, Maryland and North Carolina. C&F Finance Company provides automobile loans through indirect lending programs in Virginia, Tennessee, Maryland, Alabama, Florida, Georgia, Illinois, Indiana, Kentucky, Missouri, New Jersey, North Carolina, Ohio, Pennsylvania, Texas and West Virginia through its offices in Virginia, Tennessee and Maryland.

Additional information is available on C&F's website at http://www.cffc.com.